UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported)

November  26, 2004

ANTICUS INTERNATIONAL INC.

(Exact name of registrant as specified in its charter)

Nevada

333-101420

98-0375504

(State or other jurisdiction

(Commission

(IRS Employer

of incorporation)

File Number)

Identification Number No.)

Suite 500 – 400 St. Jacques  Ouest,   Montreal QC  H2Y 1S1

 (Address of principal executive offices)                                  (Zip Code)

Registrant's telephone number, including area code  (514) 843-1070

______________________________________________________________________________

______________________________________________________________________________

1480 Oak Ridge Road, Kelowna, B.C. Canada

V1W 3A9

(Former name or former address, if changed since last report)

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On November 26, 2004, Mr. Paul Legault was appointed President, Secretary and Treasurer of Anticus International Inc., by the Board of Directors. Immediately thereafter, Mr. Denis Galbraith and Ms. Michelle Sedmak resigned from the board of directors, leaving Mr. Legault as the sole director of Anticus. Mr. Legault became a director of Anticus on April 2, 2004

Since February, 2000, Mr. Legault has been a location manager with Premier National Studio Inc., production and location company in the movie industry.  His duties include negotiations of locations.  He works predominantly in Eastern Canada.  From March 1999 to  February 2000 he was an assistant manager at The Milsa, a Brazilian restaurant in Montreal, Quebec where he was in charge of payroll and inventory.  From April 1998 to March 1999 he worked as the Manager of the Barbary, a French restaurant in Montreal where he was in control of building, training, inventory and quality control.

SIGNATURES

Pursuant to the requirements of the Securities Exchange of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE:

December 2, 2004

ANTICUS INTERNATIONAL INC.

By: /s/ Paul Legault

Name:  Paul Legault

Title:    President & Director